Exhibit 10.1

SELECTIS HEALTH, INC.

AUDIT COMMITTEE CHARTER

As adopted by the Audit Committee and Board of Directors

on July 25, 2022

I. RESPONSIBILITY

The Selectis Health, Inc.’s (“Selectis”) Audit Committee (“Committee”) was established to assist the Board of Directors (the “Board”) in carrying out its oversight compliance with laws responsibilities that relate to Selectis’ accounting and financial reporting processes, audits of Selectis’ financial statements, internal controls, and regulations and ethics. This policy reaffirms that the Committee’s duties are oversight in nature and that the primary responsibility for financial reporting, internal control, and compliance with laws, regulation, and ethics standards rests with Selectis’ executive management and that Selectis’ external auditors are responsible for auditing Selectis’ financial statements. The foregoing notwithstanding, the Committee, in its capacity as the audit committee of the Board, has direct responsibility for the appointment, compensation and oversight of the work of any registered public accounting firm employed by Selectis (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Committee does not provide any expert or special assurances as to Selectis’ financial statements or any professional certification as to the external auditor’s work.

The Committee has the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities and to establish procedures concerning the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and confidential, anonymous employee submissions of concerns regarding questionable accounting or auditing matters. The Committee is empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The Chief Executive Officer, the President, the Chief Financial Officer or the Corporate Secretary of Selectis shall provide, or arrange to provide, such other information, data and services as the Committee may request. The Committee shall conduct such interviews or discussions as it deems appropriate with personnel of Selectis, and/or others whose views would be considered helpful to the Committee.

The Committee’s prior approval is required for all auditing services and non-audit services. However, in the event the aggregate amount of non-audit services constitutes 5% or less of the total revenues paid by Selectis to its external auditor during the fiscal year in which non-audit services are provided, if Selectis did not recognize that these services were non-audit services at the time of the engagement and the Committee is promptly notified of this fact by Selectis, if the Committee (or one or more members of the Committee who are also members of the board to whom approval authority has been delegated by the Committee) approves such non-audit services prior to their completion, the requirement for Committee pre-approval may be waived. The Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and that the following duties of the Committee are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances:

A.	Financial Reporting

Committee procedures shall include:

1.	Selection of Independent Public Accountants

The Committee and the Board have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor. The independent accountants are ultimately accountable to the Audit Committee and the entire Board for such accountant’s review of the financial statements and controls of Selectis. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships the accountants have with Selectis to determine the accountants’ independence. The Committee shall review senior management’s recommendation on the annual selection of the external auditors. The Committee shall submit its recommended appointment (or reappointment) or termination of external auditors to the Board for their approval.

The Committee’s review shall include:

●	Review and prior approval of all auditing services and non-audit services. (In the event the Committee approves an audit service within the scope of an auditor’s engagement, that audit service shall be deemed to have been preapproved.)

●	Opinions on the performance of the external auditors by appropriate management.

●	Inquiring if the external auditors face any significant litigation or disciplinary actions by the Securities and Exchange Commission (the “Commission”) or others.

●	Inquiring whether the chief executive officer of Selectis’ external auditors was employed by a registered independent public accounting firm and participated in any capacity in Selectis’ audit during the one-year period preceding the commencement of an audit of Selectis.

●	Obtaining written disclosure from the external auditors describing all relationships between the external auditors and Selectis that bear on independence and objectivity.

●	Receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and Selectis consistent with Independence Standards Board Statement 1 (“ISB No. 1”);

●	Discussing auditor independence with its external auditors and recommending that the Board take appropriate action regarding any independence issues.

●	Discussing with Selectis’ Chief Executive Officer and Chief Financial Officer certifications in Selectis’ periodic reports concerning disclosures of significant control deficiencies and any fraud by management.

●	Auditor engagement letters and estimated fees.

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●	Consideration of the report of the external auditor’s latest peer review conducted pursuant to a professional quality control program.

●	Review of management’s letter of representation and consideration of any significant operational or reporting issues that may affect the financial statements.

●	Proposed non-audit services and consideration of the possible effect that these services could have on the independence of the external auditors.

●	Facilitating and maintaining an open avenue of communication with Selectis’ external auditors.

●	Ensuring the Committee is informed in a timely manner by Selectis’ independent auditor of (1) all critical accounting policies and practices the independent auditor intends to use for the audit; (2) discussion with Selectis’ management of all alternative treatments of financial information within generally accepted accounting principles, the ramifications of the use thereof and the preferred the independent auditor’s preferred treatment; and (3) other material written communications between the independent auditors and Selectis’ management to include any management letter or schedule of audit adjustments.

2.	Meeting with Selectis’ general counsel, if any, and outside counsel when appropriate, to discuss legal matters that may have a significant impact on Selectis’ financial statements.

3.	Regarding Selectis’ financial statements, the Committee will:

●	Review Selectis’ audited annual financial statements and independent auditors’ opinions with respect to the statements, including the nature of any changes in accounting principles or their application.

●	Review Selectis’ interim quarterly financial statements and independent auditors’ opinions with respect to the statements, including the nature of any changes in accounting principles or their application.

●	Review significant accounting policies, policy decisions and changes, along with significant accounting, reporting or operational issues.

●	Review the financial statements to be issued with management and with the independent auditors to determine whether the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders prior to the release of the each quarterly financial report to shareholders.

●	Make a recommendation to the Board regarding the inclusion of interim and annual financial statements in Selectis’ Commission filings based on its review of such financial statements with management and the independent auditors.

●	Ensure that management maintains reliability and integrity of accounting policies and financial reporting and that management establishes and maintains processes to assure adequate systems of internal control.

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●	Disclose in Selectis’ annual proxy or information statement, the existence of the Committee and the Committee charter and the extent to which the Committee has satisfied its responsibilities during the prior year in compliance with its charter.

●	Disclose the Committee’s approval of any non-audit services in Selectis’ periodic reports filed with the Commission.

●	Review the management letter issued by the external auditors and management’s response.

●	Review fees paid for audit and consulting services, respectively.

4.	Annually review and examine those matters which relate to a financial review of Selectis’ Investment Policies.

5.	Submit findings of importance, conclusions, recommendations, and items that require follow-up or action to the Board.

6.	Annually review and update the Audit Committee Charter, make recommendations to the Board to update this Charter, and submit these recommendations, if any, to the full Board for approval.

7.	Maintain minutes or the other records of meetings and activities of the Committee.

B.	Monitoring of Internal Controls

The Committee is responsible for obtaining and understanding of Selectis’ key financial reporting risk areas and internal control structure. The Committee monitors the internal control process by reviewing information provided in the Business Conduct Questionnaire and Annual Certification reporting made by each Selectis employee, discussions with the chief financial and accounting officers and such other persons as the Committee deems appropriate, and discussions with and reports issued by external auditors.

C.	Compliance with Laws, Regulations, and Ethics

The Committee shall review reports and other information to gain reasonable assurance that Selectis is in compliance with pertinent laws and regulations, is conducting its affairs ethically, and is maintaining effective controls against conflict of interest and fraud.

Committee procedures shall include:

1.	Review Selectis’ policies relating to compliance with laws, regulations, ethics, and conflict of interest.

2.	Review significant cases of conflict of interest, misconduct, or fraud and the resolution of such cases.

3.	Review Selectis’ policies and processes for compliance with U.S. and foreign country business operation controls, laws and regulations.

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4.	Review Selectis’ policies and processes for compliance with the Foreign Corrupt Practices Act and the USA Patriot Act.

5.	Review compliance reports received from regulators and consider legal and regulatory matters that may have a material impact on the financial statements.

6.	Review external auditor’s reports that relate to the monitoring of compliance with Selectis’ policies on business ethics.

7.	Review policies and procedures covering officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by internal or external auditors.

8.	Review the disclosure included in Selectis’ periodic reports concerning whether at least one member of the Committee is an “audit committee financial expert” (as defined in Part III below) and, if no member of the Committee is an “audit committee financial expert”, why no such expert has been appointed to the Committee.

D.	Establishment of Complaint Procedure

The Committee shall establish written procedures for the receipt, retention and treatment of complaints on accounting, internal accounting controls or auditing matters, as well as for the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

E.	Funding

1.	The Committee shall engage such independent legal counsel and such accounting or other expert advisors as the Committee deems necessary to carry out its duties.

2.	The Committee shall receive appropriate funding, as determined by the Committee, from the Company for payment of (a) compensation to the Company’s independent external auditors (or other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company), (b) compensation to the outside legal, accounting or other expert advisors employed by the Committee in the fulfillment of its duties and (c) ordinary administrative expenses of the Committee that are necessary or appropriate to carry out its duties. The Committee has sole authority to approve the fees and other retention terms of such legal, accounting and other expert advisors.

II. OVERSIGHT OF EXTERNAL AUDIT FUNCTIONS

The Committee shall schedule meetings as necessary to receive and discuss reports from staff, other committees, and consultants. Particular emphasis will be given by the Committee to significant control deficiencies, and actions taken by management to correct them. The Committee may request through the Chief Financial Officer that the external auditors perform special studies, investigations, or other services in matters of interest or concern to the Committee. The Committee’s oversight of external audit coverage is covered under section I.A. above.

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III. COMMITTEE MEMBERSHIP

The Committee shall be composed of a number of Directors determined by the Board of Directors from time to time, each of whom shall satisfy the independence requirements imposed by any stock exchange or other marketplace on which the Company’s securities may be listed from time to time. All members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, and at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, the Committee will endeavor to have one member who will be deemed to be an “audit committee financial expert”, as that term is defined by the Commission. The Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by Selectis or an outside consultant. The Chairman and other members of the Committee shall be appointed by the Board.

Vacancies occurring in the Committee may be filled by appointment of the Chairman of the Board, after consultation with the Corporate Governance Committee, but no member of the Committee shall be removed except by vote of a majority of Directors present at any regular or special meeting of the Board.

The Secretary of the Committee shall be appointed by the majority vote of the Committee. The Secretary of the Committee shall prepare minutes of the meetings, maintain custody of copies of data furnished to and used by the Committee, and generally assist the Committee in connection with preparation of agendas, notices of meetings and otherwise.

IV. CONDUCT OF BUSINESS

All meetings require the presence of a majority of the members of the Committee to conduct business. Each Committee member shall have one vote. All actions or determinations by the Committee must be by majority vote of the members present. The Board shall have overall authority over all Committee actions.

V. COMPENSATION

The compensation of members of the Committee may be determined from time to time by resolution of the Board, after consultation with the Compensation Committee. Members of the Committee shall be reimbursed for all reasonable expenses incurred in attending such meetings.

VI. TIME AND PLACE OF MEETINGS

Committee meetings shall be held quarterly or more frequently as necessary at an agreed upon location. The Committee may ask members of management or others to attend the meeting and to provide pertinent information as necessary. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants separately to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review Selectis’ financial statements consistent with the Audit Committee’s duties and responsibilities set forth herein.

VII. PRESENTATION OF REPORTS TO THE BOARD OF DIRECTORS

The Committee shall make an annual presentation to the Board within three months after the receipt of the external auditor’s opinion on Selectis’ financial statement. The presentation shall provide an overview of the Committee’s activities, findings of importance, conclusions, recommendations, and items that require follow-up or action by the Board. Presentations may be made at more frequent intervals if deemed necessary by the Committee or as requested by the Board.

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